Exhibit 99.1

News Release

Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com
Sprague Resources LP Reports Third Quarter 2015 Results and Reconfirms 2015 EBITDA Guidance of $105 to $120 Million
Portsmouth, NH (November 5, 2015) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the third quarter ended September 30, 2015.
“We are pleased with Sprague's third quarter financial results,” said David Glendon, President and Chief Executive Officer. “In line with our previously issued guidance of $0.0150 per unit growth, we raised our distribution for the sixth consecutive quarter to $0.5025 per unit, 3.1% higher than the distribution paid in the second quarter and 13.6% above the year ago quarter. Assuming normal market conditions for the remainder of the year we are reconfirming full year 2015 adjusted EBITDA guidance between $105 and $120 million,” said Mr. Glendon.
Third Quarter 2015 Highlights

•	Adjusted gross margin was $50.3 million for the third quarter of 2015, compared to adjusted gross margin of $47.8 million for the third quarter of 2014.

•	Adjusted EBITDA was $12.6 million for the third quarter of 2015, compared to adjusted EBITDA of $18.5 million for the third quarter of 2014.

•	Net sales were $558.0 million for the third quarter of 2015, compared to net sales of $897.4 million for the third quarter of 2014.

•
Net income on a GAAP basis was $8.6 million for the third quarter of 2015, compared to a net loss of $5.3 million for the third quarter of 2014. Net income per fully diluted common unit on a GAAP basis was $0.39 in the third quarter of 2015.

EBITDA, adjusted EBITDA, and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three months ended September 30, 2015.
Refined Products

•	Volumes in the Refined Products segment declined 4% to 287.6 million gallons in the third quarter of 2015, compared to 298.3 million gallons in the third quarter of 2014.

•	Adjusted gross margin in the Refined Products segment decreased $324,000, or 1%, to $31.9 million in the third quarter of 2015, compared to $32.2 million in the third quarter of 2014.
“Sprague’s Refined Products business segment saw a modest 1% year-over-year quarterly decrease in adjusted gross margin,” said Mr. Glendon. “Lower volumes for residual fuels offset higher distillate and gasoline volumes during the quarter. We continue to see growth from our acquisition of the Bronx terminal in late 2014, and are in a good position to capitalize on our growth investments at the facility this coming winter.”
Natural Gas

•	Natural Gas segment volumes increased 2% to 10.5 Bcf in the third quarter 2015, compared to 10.3 Bcf in the third quarter of 2014.

•	Natural Gas adjusted gross margin decreased to $4.4 million for the third quarter of 2015, compared to $4.6 million for the third quarter of 2014.

“Sprague’s Natural Gas business segment continued to post higher sales volumes relative to the year ago quarter thanks in part to our purchase of Metromedia Energy in 2014. As we complete the integration of the business we look forward to realizing the benefits of our larger combined platform this coming winter,” reported Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin increased by $2.2 million or 23%, to $12.0 million for the third quarter 2015, compared to $9.8 million for the third quarter 2014.
“Materials handling continues to showcase Sprague's diversified business model,” said Mr. Glendon. “Another strong quarter of windmill component handling revenues and asphalt storage contracts associated with the Bronx terminal acquisition combined to generate a 23% quarter-over-quarter increase in adjusted gross margin,” said Mr. Glendon.
On October 28, 2015, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its sixth consecutive distribution increase and approved a cash distribution of $0.5025 per unit for the quarter ended September 30, 2015, representing a 3.1% increase over the distribution declared for the quarter ended June 30, 2015. The distribution will be paid on November 13, 2015 to unitholders of record as of the close of business on November 10, 2015.
“Sprague is on track to deliver strong performance that will translate to continued double digit percentage annual distribution growth for our unitholders,” concluded Mr. Glendon.
Financial Results Conference Call
Management will review Sprague’s third quarter 2015 financial results in a teleconference call for analysts and investors today, November 5, 2015.

Date and Time:	November 5, 2015 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	65666225
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.
Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.
Sprague defines adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.
EBITDA, adjusted EBITDA, and adjusted gross margin are not prepared in accordance with GAAP. These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from the results predicted. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s filings with the United States Securities and Exchange Commission (the “SEC”), including those set forth under Item 1A, “Risk Factors” of Sprague’s Annual Report on Form 10-K, the Form 10-Q for the period ending June 30, 2015, and any subsequent reports Sprague filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.
(Financial Tables Below)

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three Months and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014 (1)	2015	2014 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	287,574	298,284	1,303,092	1,193,136
Natural gas (MMBtus)	10,516	10,275	42,747	38,264
Materials handling (short tons)	790	741	1,859	1,960
Materials handling (gallons)	62,244	101,178	186,984	213,360
Net Sales:
Refined products	$488,639	$830,821	$2,499,335	$3,574,461
Natural gas	52,568	53,376	265,805	255,058
Materials handling	12,027	9,790	33,905	26,868
Other operations	4,788	3,421	19,078	15,381
Total net sales	$558,022	$897,408	$2,818,123	$3,871,768
Adjusted Gross Margin:
Refined products	$31,852	$32,176	$124,101	$101,868
Natural gas	4,423	4,604	40,556	42,614
Materials handling	12,027	9,816	33,899	26,886
Other operations	2,024	1,251	6,648	3,939
Total adjusted gross margin	$50,326	$47,847	$205,204	$175,307
Calculation of Adjusted Gross Margin: (2)
Total net sales	$558,022	$897,408	$2,818,123	$3,871,768
Cost of products sold (exclusive of depreciation and amortization)	(498,537)	(860,669)	(2,604,969)	(3,678,876)
Add: unrealized (gain) loss on inventory	(575)	(4,686)	5,102	(11,311)
Add: unrealized (gain) loss on prepaid forward contracts	2,248	—	2,248	—
Add: unrealized (gain) loss on natural gas transportation contracts	(10,832)	15,794	(15,300)	(6,274)
Total adjusted gross margin	$50,326	$47,847	$205,204	$175,307

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and nine months ended September 30, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)
Adjusted gross margin is defined as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

Sprague Resources LP
Summary Unaudited Financial Data
Three Months and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014 (1)	2015	2014 (1)
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Net sales	$558,022	$897,408	$2,818,123	$3,871,768
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	498,537	860,669	2,604,969	3,678,876
Operating expenses	17,870	14,401	54,394	46,597
Selling, general and administrative	19,894	14,923	71,193	53,458
Depreciation and amortization	5,188	4,373	15,365	12,458
Total operating costs and expenses	541,489	894,366	2,745,921	3,791,389
Operating income	16,533	3,042	72,202	80,379
Other income	—	—	514	—
Interest income	138	124	367	401
Interest expense	(6,399)	(6,819)	(20,624)	(21,548)
Income (loss) before income taxes	10,272	(3,653)	52,459	59,232
Income tax provision	(1,692)	(1,649)	(2,490)	(2,006)
Net income (loss)	8,580	(5,302)	49,969	57,226
Income attributable to Kildair	—	(5,416)	—	(2,103)
Incentive distributions declared	(105)	—	(154)	—
Limited partners’ interest in net income (loss)	$8,475	$(10,718)	$49,815	$55,123
Net income (loss) per limited partner unit:
Common - basic	$0.40	$(0.53)	$2.37	$2.73
Common - diluted	$0.39	$(0.53)	$2.32	$2.73
Subordinated - basic and diluted	$0.40	$(0.53)	$2.37	$2.73
Units used to compute net income (loss) per limited partner unit:
Common - basic	10,999,848	10,091,388	10,965,400	10,085,058
Common - diluted	11,253,395	10,091,388	11,199,128	10,120,935
Subordinated - basic and diluted	10,071,970	10,071,970	10,071,970	10,071,970
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$8,580	$(5,302)	$49,969	$57,226
Add/(Deduct):
Interest expense, net	6,261	6,695	20,257	21,147
Tax provision	1,692	1,649	2,490	2,006
Depreciation and amortization	5,188	4,373	15,365	12,458
EBITDA (2)	$21,721	$7,415	$88,081	$92,837
Add: unrealized (gain) loss on inventory	(575)	(4,686)	5,102	(11,311)
Add: unrealized (gain) loss on prepaid forward contracts	2,248	—	2,248	—
Add: unrealized (gain) loss on natural gas transportation contracts	(10,832)	15,794	(15,300)	(6,274)
Adjusted EBITDA (3)	$12,562	$18,523	$80,131	$75,252

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and nine months ended September 30, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)	EBITDA represents net income before interest, income taxes, depreciation and amortization.
3)
Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

Sprague Resources LP
Reconciliation of Adjusted EBITDA to Distributable Cash Flow
Three Months and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014 (1)	2015	2014 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (2)	$12,562	$18,523	$80,131	$75,252
Add/(Deduct):
Cash interest expense, net	(5,380)	(5,536)	(17,588)	(17,577)
Cash taxes	(531)	(1,194)	(1,717)	(1,260)
Maintenance capital expenditures	(2,172)	(2,031)	(7,166)	(4,058)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	1,099	1,044	5,231	5,268
Other	1,672	1,078	2,835	1,388
Eliminate the effects of Kildair (3)	—	(5,635)	—	(5,283)
Distributable cash flow	$7,250	$6,249	$61,726	$53,730

1)
On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated Financial Statements for the three and nine months ended September 30, 2014, and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.

2)
Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts.

3)	To report distributable cash flow excluding Kildair for the periods that were under common control and prior to the Kildair acquisition on December 9, 2014.